PLAN OF MERGER

         This Plan of Merger dated November __, 1998 (the "Plan") was duly adopted and approved by the board of directors and recommended to the shareholders of each of the constituent corporations identified in Article I below, pursuant to the corporate laws of each such constituent corporation's state of incorporation.

                                 RECITALS

         WHEREAS, the respective boards of directors of each of the constituent corporations identified in Article I below (the "Constituent Corporations") deem it advisable and in the best interest of each such corporation and its respective shareholders for each Constituent Corporation to be merged with and into ISG Resources, Inc., a Utah corporation ("ISG Resources"), in the manner contemplated herein.

         WHEREAS, the respective boards of directors of each Constituent Corporation have adopted resolutions approving this Plan and have recommended that this Plan and the merger contemplated by this Plan be approved and adopted by the shareholders of the respective Constituent Corporations.

                                     PLAN

         NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the Constituent Corporations agree as follows:

                                    ARTICLE I

         The name of each Constituent Corporation to the merger and its respective state of incorporation is set forth below:


 ========================================== ================================
     Name of Constituent Corporation            State of Incorporation
 ------------------------------------------ --------------------------------
 ISG Resources, Inc.                        Utah
 ------------------------------------------ --------------------------------
 JTM Industries, Inc.                       Texas
 ------------------------------------------ --------------------------------
 KBK Enterprises, Inc.                      Pennsylvania
 ------------------------------------------ --------------------------------
 Pozzolanic Resources, Inc.                 Washington
 ------------------------------------------ --------------------------------
 St. Helens Investments, Inc.               Washington
  ----------------------------------------- --------------------------------
 Pozzolanic Northwest, Inc.                 Washington
 ------------------------------------------ --------------------------------
 Pozzolanic Northwest Bulk Carriers, Inc.   Washington
 ------------------------------------------ --------------------------------
 Power Plant Aggregates of Iowa, Inc.       Iowa
 ------------------------------------------ --------------------------------
 Midwest Fly Ash & Materials, Inc.          Iowa
 ------------------------------------------ --------------------------------
 Livestock Waste Management, Inc.           Iowa
 ------------------------------------------ --------------------------------
 Michigan Ash Sales Company                 Michigan
 ------------------------------------------ --------------------------------
 U.S. Stabilization, Inc.                   Michigan
 ------------------------------------------ --------------------------------
 FLO FIL Co., Inc.                          Michigan
 ------------------------------------------ --------------------------------
 Fly Ash Products, Inc.                     Arkansas
 ========================================== ================================

                                   ARTICLE II

         The designation and number of outstanding shares of each class and series of stock for each Constituent Corporation is set forth in the following table. Each class and series identified voted on the Plan separately as a class.

========================== ================================== ==================
                                                                Number of Shares
       Corporation              Designation of Shares             Outstanding

-------------------------- ---------------------------------- ------------------
ISG Resources, Inc.        Common Stock                                      100
-------------------------- ---------------------------------- ------------------
JTM Industries, Inc.       Common Stock                                      100
-------------------------- ---------------------------------- ------------------
KBK Enterprises, Inc.      Common Stock                                      450
-------------------------- ---------------------------------- ------------------
Pozzolanic Resources, Inc. Class A Common Stock                              200
                           Special Dividend Class C. Stock                 2,900
                           Special Dividend Class D Stock                  5,800
-------------------------- ---------------------------------- ------------------
St. Helens Investments,    Class A Voting Common Stock                       100
Inc.                       Class B Nonvoting Common Stock                  3,000
                           Special Dividend Class C Stock                775,000
-------------------------- ---------------------------------- ------------------
Pozzolanic Northwest, Inc. Voting Common Stock                               200
                           Nonvoting Common Stock                            300
                           Preferred Capital A Stock                       2,900
                           Preferred Capital B Stock                       5,800
-------------------------- ---------------------------------- ------------------
Pozzolanic Northwest Bulk  Class A Voting Common Stock                       500
Carriers, Inc.             Class B Regular Dividend Stock                 60,000
-------------------------- ---------------------------------- ------------------
Power Plant Aggregates of  Common Stock                                      230
Iowa, Inc.
-------------------------- ---------------------------------- ------------------
Midwest Fly Ash &          Common Stock                                      100
Materials, Inc.
-------------------------- ---------------------------------- ------------------
Livestock Waste            Common Stock                                        1
Management, Inc.
-------------------------- ---------------------------------- ------------------
Michigan Ash Sales Company Common Stock                                    1,000
-------------------------- ---------------------------------- ------------------
U.S. Stabilization, Inc.   Common Stock                                    1,000
-------------------------- ---------------------------------- ------------------
FLO FIL Co,. Inc.          Common Stock                                    1,000
-------------------------- ---------------------------------- ------------------
Fly Ash Products, Inc.     Common Stock                                      900
========================== ================================== ==================

                                   ARTICLE III

         The Constituent Corporations shall be merged into a single corporation by merging into and with ISG Resources, the surviving corporation, which shall survive the merger, pursuant to the provisions of the Utah Revised Business Corporation Act. Upon such merger the separate corporate existence of each Constituent Corporation other than ISG Resources shall cease and ISG Resources shall become the owner without transfer, of all rights and property of the Constituent Corporations, and ISG Resources shall become subject to all the debts and liabilities of the Constituent Corporations in the same manner as if it had incurred them.

                                   ARTICLE IV

         The name of the surviving corporation shall be "ISG Resources, Inc." On the effective date of the merger, which shall be January 1, 1999 (the "Effective Date"), the Articles of Incorporation of ISG Resources as in effect on the Effective Date, shall become the Articles of Incorporation of the surviving corporation. On the Effective Date, the By-laws of ISG Resources, as in effect on the Effective Date, shall become the By-laws of the surviving corporation.

                                    ARTICLE V

         Each of the Constituent Corporations, including ISG Resources, is a direct or indirect wholly owned subsidiary of Industrial Services Group, Inc., a Delaware corporation ("Industrial Services"), and the merger is being consummated as a part of a reorganization plan for Industrial Services. Industrial Services has waived any right to receive shares of the surviving corporation in substitution or exchange for shares of each of the Constituent Corporations owned directly or indirectly by Industrial Services. Accordingly, the surviving corporation shall not issue its common stock in substitution or exchange for any shares of common stock of any Constituent Corporation. The shares of each Constituent Corporation, except for the shares of ISG Resources that were owned by Industrial Services prior to the merger, shall be cancelled on the Effective Date.

                                   ARTICLE VI

         This Plan shall be submitted to the shareholders of each of the Constituent Corporations for their approval in the manner provided by the applicable laws of the state of incorporation for each such Constituent Corporation. After approval by the shareholders of each Constituent Corporation, Articles of Merger, together with a copy of this Plan, shall be filed as required by the applicable laws of the state of incorporation of each of the Constituent Corporations.

                                   ARTICLE VII

         The merger may be abandoned at any time (before or after this Plan shall have been approved by the shareholders of the Constituent Corporations) prior to the Effective Date by any Constituent Corporation in the manner determined by such corporation's board of directors.

                                  ARTICLE VIII

         The articles of incorporation of the corporation that is the surviving corporation in the merger are attached to this Plan of Merger and made a part hereof.

         IN WITNESS WHEREOF, the undersigned corporations have executed this Agreement and Plan of Merger as of the date specified above.

ISG RESOURCES, INC.,                     KBK ENTERPRISES, INC.,
a Utah corporation                       a Pennsylvania corporation


By:                                      By:
   -------------------------------          -----------------------------
         R Steve Creamer                          R Steve Creamer
         Chief Executive Officer                  Chief Executive Officer


JTM INDUSTRIES, INC.,                    POZZOLANIC RESOURCES, INC.,
a Texas corporation                      a Washington corporation


By:                                      By:
   --------------------------------          -----------------------------
         R Steve Creamer                          R Steve Creamer
         Chief Executive Officer                  Chief Executive Officer


ST. HELENS INVESTMENTS, INC.,            MIDWEST FLYASH & MATERIALS,
a Washington corporation                 INC.,
                                         an Iowa corporation

By:
   ------------------------------        By:
         R Steve Creamer                    -----------------------------
         Chief Executive Officer                  R Steve Creamer
                                                  Chief Executive Officer

POZZOLANIC NORTHWEST, INC.,              LIVESTOCK WASTE MANAGEMENT,
a Washington corporation                 INC.,
                                         an Iowa corporation

By:
   -------------------------------       By:
         R Steve Creamer                    -----------------------------
         Chief Executive Officer                  R Steve Creamer
                                                  Chief Executive Officer

POZZOLANIC NORTHWEST BULK                MICHIGAN ASH SALES COMPANY
CARRIERS, INC.,                          a Michigan corporation
a Washington corporation

                                         By:
By:                                          ----------------------------
   -------------------------------------          R Steve Creamer
         R Steve Creamer                          Chief Executive Officer
         Chief Executive Officer


POZZOLANIC INT'L FISK, INC.,             U.S. STABILIZATION, INC.,
a Washington corporation                 a Michigan corporation


By:                                      By:
   ----------------------------------       -----------------------------
         R Steve Creamer                          R Steve Creamer
         Chief Executive Officer                  Chief Executive Officer


POWER PLANT AGGREGATES OF                FLO FIL CO., INC.,
IOWA, INC.,                              a Michigan corporation
an Iowa corporation

                                         By:
By:                                          -----------------------------
   ------------------------------------           R Steve Creamer
         R Steve Creamer                          Chief Executive Officer
         Chief Executive Officer

FLY ASH PRODUCTS, INC.,
an Arkansas corporation

By:
    ----------------------------
         R Steve Creamer
         Chief Executive Officer